SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 13, 2002

CoorsTek, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27579	84-0178380

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16000 Table Mountain Parkway, Golden, Colorado	80403

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 277-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9.    Regulation FD Disclosure.

On August 13, 2002, in connection with the filing of the Form 10-Q of CoorsTek, Inc. (the “Company”) for the quarter ended June 30, 2002 (the “Report”), the Chief Executive Officer and the Chief Financial Officer of the Company each certified, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Limitation of Incorporation by Reference

In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COORSTEK, INC.

Date: August 13, 2002	By:	JOSEPH G. WARREN, JR.
	Name:	Joseph G. Warren, Jr.
	Title:	Chief Financial Officer